UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Precise Acquisition, Inc.

(Exact Name of registrant in its charter)

Delaware	6770	82-0934660
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

780 Reservoir Avenue, #123

Cranston, RI 02910

(401) 641-0405

(Address and telephone number of principal executive offices)

Copies to:

Thomas DeNunzio

780 Reservoir Avenue, #123

Cranston, RI 02910

Telephone (401) 641-0405

Electronic Fax (401) 633-7300

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐. (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	4,000,000	$0.025	$100,000.00	$11.59

(1) This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

Precise Acquisition, Inc.

1,000,000 minimum up to 4,000,000 maximum Shares of Common Stock, $0.025 per share

Precise Acquisition, Inc. (“Precise Acquisition, Inc.” or the "Company") is offering on a best-efforts basis a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.025 per share. The shares are intended to be sold directly through the efforts of our sole officer and director who is acting as sales agent for this offering. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. This offering constitutes the initial public offering of Precise Acquisition, Inc.

The proceeds from the sale of the shares in this offering will be payable to Wilmington Trust N.A for the benefit of (“fbo”) Precise Acquisition, Inc. All subscription funds will be held in escrow in a non-interest bearing escrow Account at Wilmington Trust N.A. If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly, within five business days , without interest or deduction of fees. See the section entitled "Plan of Distribution” herein. The offering will terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares to be sold by the issuer is completed, (ii) any time after the minimum offering of 1,000,000 shares of common stock is achieved at the discretion of the Board of Directors, (ii) 180 days from the effective date of this document or (iii) any time by the Company notwithstanding that any subscriber funds held in escrow with escrow agent will be promptly returned to subscribers within five business days. Funds shall be returned to investors in the event that the minimum offering amount is not raised within one hundred eighty (180) days.

Prior to this offering, there has been no public market for Precise Acquisition, Inc.'s common stock. The Company is a development stage company which currently has no operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities, if any, issued to investors must be deposited in an account (non-interest bearing) (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. 10 percent of the offering proceeds will be available to us , exclusive of interest or dividends, as those proceeds are deposited into the escrow account. Except for this amount, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80% of the maximum offering proceeds. This acquisition may be consummated using proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of a pro rata portion of the deposited funds (minus up to 10% which may be release to the registrant) and none of the deposited securities will be issued to investors. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

In the event an acquisition is not consummated within 18 months of the effective date of this prospectus funds held in the escrow account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date. Until 90 days after the date funds and securities, if any are issued , are released from the escrow account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 9.

	Number of Shares	Offering Price	Proceeds to the Company
Per Share	1	$0.025	$0.025
Minimum	1,000,000	$25,000.00	$25,000.00
Maximum	4,000,000	$100,000.00	$100,000.00

*Any escrow Fees incurred or other offering fees will be paid by the Company and will not be deducted from any proceeds from the sale of shares in this offering.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated May 2, 2017

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

SUMMARY INFORMATION

Rights and Protections under Rule 419

The net proceeds of this offering will be placed in a escrow account until the completion of a merger or acquisition as detailed herein (other than up to ten percent (10.0%) of the proceeds that may be released to the company upon completion of the offering, which is expected to occur prior to entry into an acquisition agreement). The registrant may not be successful in the offering or a merger or acquisition. Such escrow funds may not be used for salaries or reimbursable expenses.

Wilmington Trust N.A. is acting as Escrow Agent for this offering. The offering proceeds from the sale of securities to be will be deposited promptly into the escrow account. No Securities will be issued to purchasers in this offering until a business combination has been completed pursuant to the terms and conditions of Rule 419. Shares will be issued in uncertificated book-entry form.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act"). The offering proceeds and the securities to be issued to investors must be deposited in a escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to ten per cent (10.0%) of the deposited funds otherwise releasable, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. If funds and securities are released from the escrow account to us pursuant to Rule 419(e), the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. The funds from the sale of shares in this offering will be returned promptly to these investors regardless of whether they are being returned to individual investors or all investors. Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. The funds returned to investor(s) will be returned by first class mail or other equally prompt means within five business days. The pro rata portion to be received by investors will not include the ten percent (10.0%) of proceeds which may be released to the company. In the event an acquisition is not consummated within eighteen (18) months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. A prospectus contained in a post-effective amendment in connection with a reconfirmation offer will be sent to each investor whose securities are held in the escrow account by first class mail or other equally prompt means. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than twenty (20), and no more than forty five (45), business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within forty five (45) business days following the effective date, the pro rata portion of the Deposited Funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The pro rata portion to be received by investors will not include the ten percent (10%) of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to allow the Acquisition to be consummated; and

(5) If a consummated acquisition(s) has not occurred within eighteen (18) months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means minus up to ten percent (10%) that may be released to the registrant. The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

Note: If, during any period in which offers or sales are being made, a significant acquisition becomes probable, we shall file promptly a post-effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of us (the registrant) and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

Precise Acquisition, Inc. ("Precise Acquisition, Inc." or the "Company"), incorporated in the State of Delaware on January 30, 2017, is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL"). The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Thomas DeNunzio, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. DeNunzio serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Mr. DeNunzio, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company is defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale for securities of "blank check" companies in their prospective jurisdictions. Our sole officer and director, Mr. DeNunzio, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Mr. DeNunzio as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 as it relates to the sale of the Company’s shares in this offering.

As of the date of this prospectus, the Company has 8,000,000 shares of $0.0001 par value common stock issued and outstanding and are all held by Thomas DeNunzio our sole officer, director and shareholder.

Precise Acquisition, Inc.’s mailing address is 780 Reservoir Avenue, #123, Cranston, RI 02910, with a telephone number of (401) 641-0405. We neither rent nor own any properties. Until we pursue a viable business opportunity and recognize income, we will not seek office space.

Precise Acquisition, Inc.’s fiscal year end is February 28th.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000.00) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Sections 14A and B of the Exchange Act accordingly. An emerging growth company is exempt from Exchange Act Sections 14A(a) and (b).

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

Precise Acquisition, Inc. is offering, on a best efforts basis, a minimum of 1,000,000 and a maximum of 4,000,000 shares of its common stock at a price of $0.025 per share. The proceeds from the sale of the shares in this offering will be payable to "Wilmington Trust N.A. fbo, Precise Acquisition, Inc.” and will be deposited in a non-interest bearing bank account. The funds will also be utilized to acquire an operating business or businesses. The escrow conditions are as follows:

(1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least eighty percent (80.0%) of the maximum offering proceeds, (the acquisition to be completed through the use of the proceeds of this offering, loans or equity) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer (sufficient individuals must have elected in favor of reconfirmation so that the remaining funds are adequate to allow the acquisition to be consummated); and

(2) The acquisition(s) of the business(es) the value of which represents at least eighty percent (80.0%) of the maximum offering proceeds ($80,000) is (are) consummated or

(3) The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within one hundred eighty (180) days, in which case the securities are returned to the company.

All subscription agreements and checks are irrevocable and should be delivered to Precise Acquisition, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. Any such irrevocability is subject to an investor’s rights of reconfirmation and, in the event applicable conditions are satisfied, return of proceeds.

All subscription funds will be held in escrow and no funds shall be released to Precise Acquisition, Inc. until such a time as the escrow conditions are met (see the section titled "Plan of Distribution" herein) other than ten percent (10.0%) which may only be released to Precise Acquisition Inc. upon completion of the offering. (See the section titled "Plan of Distribution" herein). The offering will terminate at any time after the minimum is reached at the discretion of the Board of Directors up to the time that the offering is filled or a maximum of one hundred eighty (180) days from the effective date of this document. If the Minimum Offering is not achieved within one hundred eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Such minimum must be reached prior to the expiration of the offering.

No Securities will be issued to purchasers in this offering until a business combination has been completed pursuant to the terms and conditions of Rule 419. Shares will be issued in uncertificated book-entry form. Share certificates may be requested in writing from the stock transfer agent after the Company's offering is closed and a consummated business combination meeting the requirements of Rule 419 has been completed and all subscription funds held in escrow by escrow agent have been released and received by the Company. Every holder of stock in the Corporation represented by certificates or uncertificated shares pursuant to this paragraph shall be entitled to have a certificate, entitled to one vote per share and signed by or in the name of the Corporation by the President or chairman of the board of directors, or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

A subscription for shares of the Company’s common stock will entitle purchaser to vote on all matters when the escrow agent receives the consideration specified in the subscription agreement. Each share subscribed and paid for will entitle purchaser to one vote per share.

The books and records of Wilmington Trust N.A. will indicate the name, and address, for each purchaser who submitted funds.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to ten percent (10.0%) of the deposited funds otherwise releasable upon completion of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution) has been consummated and sufficient investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within eighteen (18) months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors. The pro rata portion to be received by investors will not include the ten percent (10.0%) of proceeds which may be released to the company.

The reconfirmation offer must commence within five (5) business days after the effective date of the post-effective amendment. The post-effective amendment will contain information about the acquisition/merger candidate including their financials. The reconfirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than twenty (20), and no more than forty five (45) business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means; (The pro rata portion to be received by investors will not include the ten percent (10.0%) of proceeds which may be released to the company.)

(4) The acquisition(s) will be consummated only if sufficient investors elect to reconfirm their investments so that the remaining funds are adequate to complete the acquisition; and

(5) If a consummated acquisition(s) has not occurred within eighteen (18) months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means minus up to ten percent (10.0%) that may be released to the registrant after reaching the minimum offering. The pro rata portion to be received by investors will not include the ten percent (10%) of proceeds which may be released to the company.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Precise Acquisition, Inc. has secured Mountain Share Transfer of Atlanta, Georgia as its transfer agent. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our audited financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Precise Acquisition, Inc.
Balance Sheet

As of February 28, 2017
(Audited)

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$1,550

Total current liabilities	1,550

TOTAL LIABILITIES	$1,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of February 28, 2017)	-

Common stock ($.0001 par value, 100,000,000 shares authorized, 8,000,000 issued and outstanding as of February 28, 2017)	800

Additional paid in capital	1,948

Accumulated deficit	(4,298)
Total Stockholders' deficit	(1,550)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

Precise Acquisition, Inc.
Statement of Operations

For the period from January 30, 2017 (date of inception) to February 28, 2017
(Audited)
Operating expenses

General and administrative expenses	$4,298
Total operating expenses	4,298

Net loss	$(4,298)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	8,000,000

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

HAVING A SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS. Precise Acquisition, Inc.’s operations depend solely on the efforts of Thomas DeNunzio, the sole officer and director of the Company. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements should Mr. DeNunzio be left unable to fulfill these tasks successfully. The Company cannot guarantee that it will be able overcome any such obstacles. While seeking a business combination, our sole officer and director, Mr. DeNunzio anticipates devoting ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of our sole officer and director, Mr. DeNunzio, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Thomas DeNunzio is involved in other employment opportunities and may periodically face a conflict in selecting between Precise Acquisition, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Thomas DeNunzio to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in a escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post-effective amendment will automatically receive a return of his investment funds. Up to 10% of the proceeds from the offering may be released to the Company and therefore may not be returned to investors.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction.

NO FACT THAT NO AUDITED FINANCIAL STATEMENTS ARE BEING REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS. The Company shall not require the business combination target to provide audited financial statements until it is probable that an agreement for merger or acquisition may be reached, thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process. It is anticipated that any acquisition will not be deemed probable until the point of the signing of either a Letter of Intent (“LOI”) or agreement. The audits will be required at this time in order to be included in the post-effective amendment required by Rule 419. The Issuer does not anticipate seeking such acquisition until the point that the minimum offering has been exceeded and sales have ceased.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

All subscription agreements are irrevocable. Because of this you may face a risk of not receiving any interest or dividends as we attempt to find a suitable acquisition that meets the minimum requirements of Rule 419.

All subscription agreements are irrevocable. There is a risk that you may be making an investment on which you will receive no interest or dividends as we attempt to raise the minimum offering proceeds necessary to make a business acquisition with an operating entity or entities within the requirements of Rule 419 for up to 18 months.

THE FACT THAT THE COMPANY HAS DISCRETIONARY USE OF PROCEEDS IN THIS "BLANK CHECK" OFFERING MAY LEAD TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. As a result our sole officer and director, Mr. DeNunzio's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward affecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

MR. DENUNZIO’S LACK OF EXPERIENCE MAY RESULT IN THE ACQUISITION OR ATTEMPTED ACQUISITION WITHOUT DISCOVERY OF ADVERSE FACTS WHICH MAY RESULT IN A FAILED ACQUISITION.

The company may not discover or adequately evaluate adverse facts about a potential opportunity or business acquisition given Mr. DeNunzio’s lack of experience in the acquisition field. Mr. DeNunzio plans to devote approximately 10 hours per month to the issuer. Basic review of any acquisition candidate will include googling the officers and directors, and determining if the listed assets on the financials are adequate to complete a merger/acquisition under Rule 419. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided, the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

AN ACQUISITION CANDIDATE MAY BE IN THE EARLY STAGES OF DEVELOPMENT OR MAY BE FINANCIALLY UNSTABLE WHICH MAY RESULT IN A FAILED ACQUISITION OR IN FAILURE OF THE BUSINESS AFTER AN ACQUISITION.

A target company may be financially unstable, or may be in its early stages of development or growth without established records of sales or earnings. Thus it is possible that any such acquisition will fail or that the company’s business may fail after completion of an acquisition resulting in a complete loss of the investor’s investment.

THE COMPANY’S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all. Investors in penny stocks may be entitled to cancel the purchase and receive a refund if a sale is in violation of the penny stock rules or other federal or states securities laws and if a penny stock is sold to the investor in a fraudulent manner, investors may be able to sue the persons and firms that committed the fraud for damages.

MR. DENUNZIO MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Mr. DeNunzio has agreed to pay all the expenses of this offering however there is no enforceable agreement to this effect and thus in the event that Mr. DeNunzio fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While our sole officer and director, Mr. DeNunzio intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisition of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisition of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or Acquisition candidates with numerous other small public companies.

SINCE THERE IS NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION AND NO STANDARDS FOR BUSINESS COMBINATION THE INVESTORS MAY NOT APPROVE THE TRANSACTION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Our sole officer and director have not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. It is a requirement under Rule 419(e) of the Securities Act that the net assets or fair market value of any business to be acquired must represent at least 80.0% of the maximum offering proceeds. The acquisition may be consummated through the use of the offering proceeds, loans or equity.

THE COMPANY’S REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company will be required to provide certain information about significant acquisition, including certified financial statements for the company acquired, covering a minimum of two years or the date of inception to present, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

THE COMPANY’S LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

THE COMPANY’S LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

THE COMPANY MAY FALL UNDER POSSIBLE INVESTMENT COMPANY ACT REGULATION WHICH MAY INCREASE COSTS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, our sole officer and director, Mr. DeNunzio, believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

THE PROBABLE CHANGE IN CONTROL AND MANAGEMENT UPON A BUSINESS COMBINATION MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require our sole officer and director, Mr. DeNunzio, to sell or transfer all or a portion of the Company's common stock he currently holds, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

THE REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

THE DISADVANTAGES OF A BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post-effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

THE POSSIBLE FEDERAL AND STATE TAXATION OF A BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETION OF THE OFFERING OR FAILURE OF THE OFFERING ALL TOGETHER. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

SINCE THERE IS NO ASSURANCE SHARES WILL BE SOLD THIS MAY RESULT IN LIMITING FUTURE OPERATING CAPITAL. The 4,000,000 Common Shares to be sold by the Issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

THE COMPANY’S BUSINESS ANALYSIS BEING DONE BY A NON PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

IF THE COMPANY LACKS SUCCESSFUL MARKETING EFFORTS THIS MAY RESULT IN FAILURE OF THE BUSINESS. The methods the Company will use to find potential merger or acquisition candidates include but are not limited to utilizing personal contacts, contacts gained through social networking, and online advertising through business platforms that the Company has not yet identified. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful. Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

SINCE THERE IS NO PUBLIC MARKET FOR COMPANY'S SECURITIES THE LIQUIDITY OF THE SHARES MAY BE LIMITED. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. No trading of our common stock will be permitted until following our consummation of a business combination meeting the requirements of Rule 419(e)(1)(ii). The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER. All of the 8,000,000 Shares, which are held by our sole officer and director, Mr. DeNunzio, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the "Act"). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act or other exemption from registration. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by our sole officer and director, Mr. DeNunzio eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. DeNunzio, our sole officer and director’s shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

THE COMPANY’S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TOO BURDENSOME, WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS. Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION. Assuming the maximum shares offered herein are sold, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.017 per share while our present stockholders will receive an increase of $0.008 per share in the net tangible book value of the shares they hold. This will result in a sixty eight percent (68.00%) dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $20,600 or $0.00 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.025 per share while our present stockholders will receive an increase of $0.00 per share in the net tangible book value of the shares they hold. This will result in a one hundred percent (100.00%) dilution for the purchasers of stock in this offering.

RATIO OF EARNINGS TO FIXED CHARGES.

Not applicable as we are a smaller reporting company.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our sole officer and director, Mr. DeNunzio's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

[Balance of this Page Intentionally Left Blank]

ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.

The Company intends to use the proceeds from this offering as follows:

	Minimum			50% of Maximum			75% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds
Total Offering Proceeds	$25,000	100%	100%	$50,000	100%	100%	$75,000	100%	100%	$100,000	100.00%	100%
Amount Released to Company at close of offering(2)	$2,500	10%	10%	$5,000	10%	10%	$7,500	10%	10%	$10,000	10%	10%
Net Held in Escrow(3)	$22,500	90%	90%	$45,000	90%	90%	$67,500	90%	90%	$90,000	90%	90%
Working Capital(1) -	$22,500	90%	90%	$45,000	90%	90%	$67,500	90%	90%	$90,000	90%	90%
Total Use of Proceeds	$25,000	100.00%	100.00%	$50,000	100.00%	100%	$75,500	100%	90%	$100,000	100.00%	100%

Notes:

(1) The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses, including the costs associated with effectuating a merger or acquisition. Working capital may be also utilized for legal, accounting and other similar costs. There are no anticipated uses of the funds post acquisition but such funds may not be utilized to pay salary or reimbursable expenses.

The offering will terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares to be sold by the issuer is completed, (ii) any time after the minimum offering of 1,000,000 shares of common stock is achieved at the discretion of the Board of Directors, (ii) 180 days from the effective date of this document or (iii) any time by the Company notwithstanding that any subscriber funds held in escrow with escrow agent will be promptly returned to subscribers within five business days.

(2)  The Registrant may receive up to 10 percent of the proceeds remaining after payment of allowances permitted by Rule 419(b)(2)(vi) of the Securities Act of 1933 exclusive of interest or dividends, only after such time as the offering has been fully completed and escrow agent then receives a written request of the Registrant.

(3)   Release of Deposited and Funds Securities

(1) Post-effective amendment for acquisition agreement. Upon execution of an agreement for the acquisition of a business or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

(i) Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

(ii) Discloses the results of the initial offering, including but not limited to:

(A) The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow account; and

(B) The specific amount, use and application of funds disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

(iii) Discloses the terms of the offering as described in (2).

(2) Terms of the offering. The terms of the offering must provide, and the registrant must satisfy, the following conditions.

(i) Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

(ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

(iii) The acquisition meeting the criteria set forth in paragraph (e)(1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and

(iv) If a consummated acquisition meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

(3) Conditions for release of deposited securities and funds. Funds held in the escrow account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

(i) The escrow agent has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent, that the requirements of paragraphs (e)(1) and (e)(2) of this section have been met; and

(ii) Consummation of an acquisition meeting the requirements of paragraph (e)(2)(iii) of this section.

(4) Prospectus supplement. If funds and securities are released from the escrow account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $95,500 or $0.008 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.017 per share while our present stockholders will receive an increase of $0.008 per share in the net tangible book value of the shares they hold. This will result in a sixty eight percent (68.00%) dilution for purchasers of stock in this offering. If in the event 50% of the shares are sold our net book value will be $45,500 or $0.005 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.020 per share while our present stockholders will receive an increase of $0.005 per share in the net tangible book value of the shares they hold. This will result in a eighty four percent (80.00%) dilution for purchasers of stock in this offering. Assuming the minimum shares offered herein are sold, giving effect to the receipt of the minimum estimated offering proceeds of this offering net of the offering expenses, our net book value will be $20,500.00 or $0.002 per share. Therefore the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.023 per share while our present stockholders will receive an increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a ninety two percent (92.00%) dilution for the purchasers of stock in this offering.

Our current net tangible book value is (1,550). Our net tangible value per share is $0.000 . Following the distribution (sale of shares) if we sell the minimum number (25%) of the shares which is 1,000,000 the increase in net tangible book value attributable to the cash payments made by purchasers will be $0.002 or zero if rounded to the nearest penny. If in the event we sell 50% of the shares which is 2,000,000 the increase in net tangible book value attributable to the cash payments made by purchasers will be $.005 or $0.01 (one penny) if rounded to the nearest penny. If in the event we sell the maximum number of shares (100%) which is 4,000,000 the increase in net tangible book value attributable to the cash payments made by purchasers will be $0.008 or $0.01 (one penny) if rounded to the nearest penny.

The below dilution table was calculated based off of the financial statements for the year ended February 28, 2017.

The following table illustrates the dilution  to the purchasers of the common stock in this offering:

	Minimum Offering (25% of shares sold)	(50% of the shares sold in offering)	(75% of the shares sold in offering)	Maximum Offering (100% of shares sold)
Offering Price Per Share	$0.025	$0.025	$0.025	$0.025
Net Tangible Book Value Per Share Before the Offering	$0.000	$0.000	$0.000	$0.000
Net Tangible Book Value Per Share After the Offering	$0.002	$0.005	$0.007	$0.008
Net Increase to Original Shareholder	$0.002	$0.005	$0.007	$0.008
Decrease in Investment to New Shareholders	$0.023	$0.020	$0.018	$0.017
Dilution to New Shareholders (%)	92.00%	80%	72%	68%

Net Value Calculation

If 100% of the shares in the offering are sold (Maximum Offering)

Numerator:
Net tangible book value before the offering	$(1,550)
Net proceeds from this offering	98,500
$96,950
Denominator:
Shares of common stock outstanding prior to this offering	8,000,000

Shares of common stock to be sold in this offering (100%)	4,000,000
12,000,000

Net Value Calculation

If 75% of the shares in the offering are sold (Maximum Offering)

Numerator:
Net tangible book value before the offering	$(1,550)
Net proceeds from this offering	75,000
$73,450
Denominator:
Shares of common stock outstanding prior to this offering	8,000,000

Shares of common stock to be sold in this offering (75%)	3,000,000
11,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(1,550)
Net proceeds from this offering	48,500
$46,950
Denominator:
Shares of common stock outstanding prior to this offering	8,000,000
Shares of common stock to be sold in this offering (50%)	2,000,000
10,000,000

Net Value Calculation

If 25% of the shares in the offering are sold (Minimum Offering)

Numerator:
Net tangible book value before the offering	$(1,550)
Net proceeds from this offering	23,500
$21,950
Denominator:
Shares of common stock outstanding prior to this offering	8,000,000
Shares of common stock to be sold in this offering (25%)	1,000,000
9,000,000

[Balance of this Page Intentionally Left Blank]

ITEM 7 – SELLING SECURITY HOLDERS

None.

ITEM 8 - PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. Other than pursuant to certain exemptions permitted by Rule 419, no trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradeable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of our sole officer and director as sales agent. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

In connection with the Company’s selling efforts in the offering, Thomas DeNunzio will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Thomas DeNunzio is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Thomas DeNunzio will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. DeNunzio is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. DeNunzio will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Thomas DeNunzio will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into escrow account until the offering is closed. There can be no assurance that all, or any, of the shares will be sold.

Thomas DeNunzio, our sole officer and director is an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). No Securities will be issued in this offering until a business combination has been completed pursuant to the terms and conditions of Rule 419. However, a subscription for shares of the Company’s common stock will entitle purchaser to vote on all matters when the escrow agent receives the consideration specified in the subscription agreement. Each share subscribed and paid for will entitle purchaser to one vote per share.

Shares will be issued in uncertificated book-entry form. Share certificates may be requested in writing from the stock transfer agent after the Company’s offering is closed and a consummated business combination meeting the requirements of Rule 419 has been completed and all subscription funds held in escrow by escrow agent have been released and received by the Company. Every holder of stock in the Corporation represented by certificates or uncertificated shares pursuant to this paragraph shall be entitled to have a certificate, signed by or in the name of the Corporation by the President or chairman of the board of directors, or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him in the Corporation.

While held in the escrow account, the deposited securities, if any may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. 10 percent of the offering proceeds will be available to us, exclusive of interest or dividends, as those proceeds are deposited into the escrow account. Except for this amount, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least eighty percent (80.0%) of the amount raised in this offering) has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in Rule 419 so that the remaining funds are adequate to allow the acquisition to be consummated. The acquisition may be consummated through the use of the proceeds of this offering, loans or equity. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless sufficient investors elect to remain investors so that the remaining funds are adequate to allow the acquisition to be consummated, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within eighteen (18) months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors (ten percent (10.0%) may have been released to the Company upon completion of the offering). The pro rata portion to be received by investors will not include the 10% of proceeds which may be released to the company.

The proceeds from the sale of the shares in this offering will be payable to Wilmington Trust N.A. fbo Precise Acquisition, Inc. ("Escrow Account") and will be deposited in a non-interest bearing bank account at Wilmington Trust N.A. until the escrow conditions are met. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. Any such irrevocability is subject to an investor’s rights of reconfirmation and, in the event applicable conditions are satisfied, return of proceeds. All subscription funds will be held in the escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) eighteen (18) months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to Precise Acquisition, Inc., Inc. until such a time as the escrow conditions are met other than up to ten percent (10%) as disclosed herein. In the event that eighteen (18) months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The pro rata portion to be received by investors will not include the ten percent (10.0%) of proceeds which may be released to the company. The Escrow Agent will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) eighteen (18) months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within one hundred eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of one hundred eighty (180) days. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. Wilmington Trust N.A. as Escrow Agent acting as escrowee for the separate investors will make the determination based solely on the account records of the insured depository institution (Wilmington Trust N.A.).

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five (5) business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

[Balance of this Page Intentionally Left Blank]

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

*Our sole director can not change the vote per share and or other rights of stockholders without consent.

COMMON STOCK

Precise Acquisition, Inc. is authorized to issue 500,000,000 shares of common stock, $0.0001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes including the election of directors. The Common Stock does not have cumulative voting rights.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Precise Acquisition, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Precise Acquisition, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50.0% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, Precise Acquisition, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Precise Acquisition, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

The company has employed Ben Bunker to provide an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.

The report of M&K CPAS, PLLC is included in reliance upon the firm’s authority as an expert in accounting and auditing.

[Balance of this Page Intentionally Left Blank]

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Precise Acquisition, Inc. (the "Company"), was incorporated on January 30, 2017 under the laws of the State of Delaware, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL"). Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Thomas DeNunzio, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. DeNunzio serves as President, Secretary, Treasurer and Director. Mr. DeNunzio determined next to proceed with filing a Form S-1.

Mr. DeNunzio, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company is defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Our sole officer and director, Mr. DeNunzio, does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

We plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal. Mr. DeNunzio plans to devote approximately ten hours per month to the Company’s business affairs.

DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

Our Director and our Executive officer has not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in Precise Acquisition, Inc. common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Precise Acquisition, Inc. and its sole officer and director, Mr. DeNunzio makes no representation about the present or future value of our common stock. Other than pursuant to certain exceptions permitted by Rule 419, no trading in your common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Precise Acquisition, Inc.;

2.	There are currently 8,000,000 shares of our common stock held by our sole officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act but may be sold pursuant to an exemption from registration, if available;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, Precise Acquisition, Inc. has 8,000,000 shares of $0.0001 par value common stock issued and outstanding held by one shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Our cash balance as of February 28, 2017 is $0. We anticipate that we will incur ongoing costs related to finding a suitable acquisition and subsequently making the acquisition. We expect our cash requirements for the next twelve months following the date of our financial statements herein to be in total a minimum of $35,000.

As of February 28, 2017 we have generated no revenues. Our net loss to date is attributed exclusively to professional fees and incorporation costs.

PLAN OF OPERATION

Precise Acquisition, Inc. was incorporated on January 30, 2017.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisition in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer and director, nor any promoter or affiliates thereof, have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will obtain audited financial statements of a target entity. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided, the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Our sole officer and director, Mr. DeNunzio anticipates that the business plan of the Company can be implemented by our officer devoting approximately ten (10) hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act. Any business combinations or transactions will likely result in a significant issuance of Company shares and a substantial dilution to the present stockholders of the Registrant.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the company is filing a form 8A registering the company under Section 12G of the Exchange Act concurrently with this registration statement which will register the Company’s common shares under the Exchange Act and upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13(a) of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Our sole officer and director, Mr. DeNunzio, anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run advertisements in electronic business publications that we have not yet identified at this time. We believe that there is an abundant source of business websites that allow paying customers to advertise their Company’s intent on seeking a merger or acquisition. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful and we cannot be sure that we will be able to find such a site to advertise on.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Our sole officer and director, Mr. DeNunzio, believes based upon the number of filings which continue to be made on the SEC’s EDGAR website that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, our sole officer and director, Mr. DeNunzio, believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with the Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of one (1) year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Our sole officer and director, Mr. DeNunzio, intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, our sole officer and director, Mr. DeNunzio, will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Our sole officer and director, Mr. DeNunzio, will meet with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Our sole officer and director, Mr. DeNunzio, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's sole officer and director, Mr. DeNunzio, has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present sole officer and director and shareholder of the Company, Thomas DeNunzio, will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders. Mr. DeNunzio has agreed to pay all the expenses of the offering estimated at $6,556.59 and has in fact paid most of those fees prior to the filing of this prospectus. Mr. DeNunzio has also agreed to pay all expenses of finding, doing due diligence and completing an acquisition. It is management’s belief that these expenses will be between $2,000.00 and $5,000.00. Mr. DeNunzio will pay any expenses not covered by the amounts raised in the offering or which cannot be released until after the offering is completed.

The above due diligence or “basic review” of a potential acquisition candidate will include but may not be limited to:

-Discovering if the potential acquisition has any debt or liens that would make it less attractive for purchase

-Learning more about the acquisition candidate to see if it has a viable and existing business plan

-Evaluating the potential acquisition’s current financial condition

-Discovering if the acquisition candidate is profitable making it more appealing for purchase

-Obtaining a list of any physical or intangible assets of the acquisition candidate that may make it more or less appealing.

-Ensuring there are no pending litigations against the potential acquisition candidate.

It is anticipated that our Company's principal shareholder, Thomas DeNunzio may actively negotiate or otherwise consent to the purchase of a portion or all of his restricted common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. Mr. DeNunzio’s restricted shares are not subject to Rule 419 or this offering. No transfer or sales of any Company registered shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post-effective amendment (reconfirmation). The Company is filing a Form 8A concurrently with this registration statement and thus will be subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, sole officer and director, Mr. DeNunzio or his affiliates or associates.

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve, until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve, until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Thomas DeNunzio (2)	55	President, Secretary, Treasurer, and Director	Incorporation - Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. Mr. DeNunzio is the sole director and he appointed himself as the company’s sole officer and will hold office until resignation or removal from office.

(2) Thomas DeNunzio has outside interests and obligations other than Precise Acquisition, Inc. He intends to spend approximately ten (10) hours per month on our business affairs. At the date of this prospectus, Precise Acquisition, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Thomas DeNunzio, CEO, CFO, President, Secretary, Treasurer, Director, Sole Shareholder, age 55.

Thomas DeNunzio, age 55, acts as CEO, CFO, President, Secretary, Treasurer and Director for the Company since its formation on January 30, 2017. From 2000 to Present he has been involved in the business of real estate for personal investment. From March 2009 to present, Mr. DeNunzio has served as a consultant for management of Z Holdings Group, Inc. FKA LMIC, Inc.(“ZHLD”) in which he resurrected ZHLD’s defunct corporate charter bringing ZHLD back into good standing with the Delaware Secretary of State. Mr. DeNunzio has also acted as consultant for management in the origination of Form 10 blank check shell company Big Time Acquisition, Inc., an SEC Delaware reporting Company. Mr. DeNunzio assisted with the merger of ZHLD into Big Time Acquisition, Inc. Additionally, in 2013 he originated Form 10 blank check shell Company, Go Public, Inc., Go Public I, Inc., and Go Public II Inc. Mr. DeNunzio has since resigned as an Officer and Director of Go Public Inc., Go Public I, Inc., and Go Public II, Inc. Mr. DeNunio also originated Form 10 blank check shell Company, Brilliant Acquisition, Inc. on November 25th 2015 and served as President, CEO, and Director until recently resigning January of 2016. On September 14, 2014 Mr. Thomas DeNunzio originated a Form 10 blank check shell company known as Exquisite Acquisition, Inc. and served as sole officer and director of the Company until resigning from all positions on January 13, 2017.

Prior and Current Blank Check Company Experience

Thomas DeNunzio, our sole officer and director, is not an officer or director of any other blank check company.

The business purpose of this blank check company as well as the others Mr. DeNunzio has originated is to engage in a business merger or acquisition with an unidentified company or companies.

As consultant for Big Time Acquisition, Inc., a blank check company, Mr. DeNunzio originated a Form 10 registration statement. Mr. DeNunzio subsequently merged ZHLD into Big Time Acquisition, Inc. whereas ZHLD became the surviving entity and continued on with the same business plan as Big Time Acquisition, Inc. and ZHLD remains a shell company. Mr. DeNunzio is not the legal owner of any securities of ZHLD.

The information in the table below summarizes all of the blank check companies, which Mr. DeNunzio currently serves or has served as an officer of within the past five years. In all instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. All of the below blank check Companies in the chart filed a Form 10 Registration Statement.

All of the below disclosed “Business Combinations” were for the sale of 100% of the common stock of each Company which Mr. DeNunzio sold to the buyer of each in exchange for cash consideration. The column titled, “Compensation” includes the amount of funds that Mr. DeNunzio received for the respective sale.

The following table should be read in accordance with the following notes:

(1) The share purchase agreement of Go Public, Inc. is an exhibit to the 8-K filed on behalf of Go Public, Inc. October 10, 2013.

(2) The share purchase agreement of Go Public I, Inc. is an exhibit to the 8-K filed on behalf of Go Public I, Inc. September 4, 2014.

(3) The share purchase agreement of Go Public II, Inc. is an exhibit to the 8-K filed on behalf of Go Public II, Inc. May 29, 2015.

(4) The share purchase agreement of Brilliant Acquisition, Inc. is an exhibit to the 8-K filed on behalf of Brilliant Acquisition, Inc. January 12, 2016.

(5) The share purchase agreement of Exquisite Acquisition, Inc. is an exhibit to the 8-K filed on behalf of Exquisite Acquisition, Inc. January 19, 2017.

Name	Filing Date Registration Statement	Operating Status	SEC File Number	Business Combinations	Compensation
Go Public, Inc. Date of incorporation: January 24, 2013	2/7/2013	Effective	000-1567865	Share Purchase Agreement was executed between Mr. Thomas DeNunzio and Mr. Andre Difelice. (1)	$25,000 (1)
Go Public I, Inc. Date of incorporation: July 22, 2013	8/22/2013	Effective	000-1582576	Share Purchase Agreement was executed between Mr. Thomas DeNunzio and Jean-Francois St. Laurent. (2)	$34,900 (2)
Go Public II, Inc. Date of incorporation: July 22, 2013	8/22/2013	Effective	000-1582586	Share Purchase Agreement was executed between Mr. Thomas DeNunzio and Mu Chun Lin (3)	$34,900 (3)
Brilliant Acquisition, Inc.	2/19/2015	Effective	000-15630770	Share Purchase Agreement was executed between Mr. Thomas DeNunzio and Tomoo Yoshida (4)	$34,900 (4)
Exquisite Acquisition, Inc.	8/9/2016	Effective	333-201697	Share Purchase Agreement was executed between Mr. Thomas DeNunzio and Koichi Ishizuka (5)	$100,000 (5)

The registrant currently has no independent directors as the sole director of the company is Thomas DeNunzio.

There is no public market for any of the noted entities in the table above.

Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Legal

Board Committees

Precise Acquisition, Inc. has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

[Balance of this Page Intentionally Left Blank]

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position (a)	As of February 28, 2017 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Thomas DeNunzio Officer and Director	2017	-	-	$800	-	-	-	-	$800

DIRECTOR’S COMPENSATION

Our director is not entitled to receive compensation for services rendered to Precise Acquisition, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICER’S COMPENSATION

Since Precise Acquisition, Inc.’s incorporation on January 30, 2017, we have not paid any monetary compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

On January 30, 2017 the Company issued 8,000,000 founder’s shares of restricted common stock valued at $800 at par value ($.0001) to our sole officer and director, Mr. Thomas DeNunzio, in exchange for the development of the business plan for the Company.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Precise Acquisition, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than five percent (5.0%) of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Thomas DeNunzio, CEO, CFO, President, Secretary, Treasurer and Director	8,000,000	100.00%	66.66%

	All Directors and Officers as a group (1 person)	8,000,000	100.00%	66.66%

Footnotes

(1) The address of our CEO, CFO, President, Secretary, Treasurer, and Director is Thomas DeNunzio, 780 Reservoir Avenue, #123 Cranston, RI 02910.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the offering is 12,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about February 28, 2017, Thomas DeNunzio, our officer and director, paid for expenses involved with the incorporation of Precise Acquisition, Inc. with personal funds on behalf of Precise Acquisition, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act. The value of the stock provided to Mr. DeNunzio, based on the par value of $.0001 per share of common stock, is valued at $800.

The price of the common stock issued to Thomas DeNunzio was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Thomas DeNunzio, the company’s sole shareholder, officer and director is the only promoter of the company.

REPORTS TO SECURITY HOLDERS

1. After this offering, Precise Acquisition, Inc. will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2. After this offering, Precise Acquisition, Inc. will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A concurrently with this registration.

3. The public may read and copy any materials Precise Acquisition Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Precise Acquisition, Inc.’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 11A – MATERIAL CHANGES

Not applicable.

ITEM 12 – INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Precise Acquisition, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Precise Acquisition Inc. of expenses incurred or paid by a director, officer or controlling person of Precise Acquisition, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Precise Acquisition, Inc. will, unless in the opinion of Precise Acquisition, Inc. legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Precise ACQUISITION, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of February 28, 2017	F3

Statement of Operations For the Period from January 30, 2017 (inception) to February 28, 2017	F4

Statement of Changes in Stockholders Deficit For the period from January 30, 2017 (Inception) to February 28, 2017	F5

Statement of Cash Flows For the Period from January 30, 2017 (inception) to February 28, 2017	F6

Notes to Financial Statements	F7-F8

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Precise Acquisition, Inc.

We have audited the accompanying balance sheet of Precise Acquisition, Inc. (the "Company”) as of February 28, 2017, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from January 30, 2017 (“inception”) to February 28, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2017, and the results of its operations, changes in stockholders’ deficit and its cash flows for the period from inception to February 28, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ M&K CPAS, PLLC

Houston, Texas

March 30, 2017

-F2-

Precise Acquisition, Inc.
Balance Sheet

As of February 28, 2017
(Audited)

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$1,550

Total current liabilities	1,550

TOTAL LIABILITIES	$1,550

STOCKHOLDERS' DEFICIT:

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of February 28, 2017)	-

Common stock ($.0001 par value, 100,000,000 shares authorized, 8,000,000 issued and outstanding as of February 28, 2017)	800

Additional paid in capital	1,948

Accumulated deficit	(4,298)
Total Stockholders' deficit	(1,550)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

-F3-

Precise Acquisition, Inc.
Statement of Operations

For the period from January 30, 2017 (date of inception) to February 28, 2017
(Audited)
Operating expenses

General and administrative expenses	$4,298
Total operating expenses	4,298

Net loss	$(4,298)

Net loss per common share

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	8,000,000

 The accompanying notes are an integral part of these financial statements.

-F4-

Precise Acquisition, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from January 30, 2017 (date of inception) to February 28, 2017 (Audited)

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Balance as of January 30, 2017 (date of inception)	-	$-	$-	$-	$-

Founder’s common shares issued for services	8,000,000	$800	$-	$-	$800

Net loss for the period	-	-	-	(4,298)	(4,298)
					-
Contributed Capital	-	-	1,948	-	1,948

Balance as of February 28, 2017	8,000,000	$800	$1,948	$(4,298)	$(1,550)

The accompanying notes are an integral part of these financial statements.

-F5-

Precise Acquisition, Inc.
Statement of Cash Flows

For the period from January 30, 2017 (date of inception) to February 28, 2017 (Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,298)
Adjustments to reconcile net loss to net cash used in operating activities:

Contributed capital	1,948
Stock-based compensation	800

Changes in current assets and liabilities:

Accrued expenses	1,550

Net cash used in operating activities	-

NONCASH INVESTING AND FINANCING	$-

Increase (decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

-F6-

Precise Acquisition, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Precise Acquisition, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on January 30, 2017 with the name Precise Acquisition, Inc. The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of February 28, 2017 the Company had not yet commenced any operations.

 The Company has elected February 28/29th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at February 28, 2017 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at February 28, 2017.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of February 28, 2017 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of February 28, 2017.

The Company’s stock based compensation for the period ended February 28, 2017 was $800.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

-F7-

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Accrued Expenses

Accrued expenses totaled $1,550 as of February 28, 2017 and consisted primarily of professional fees.

Note 5 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of February 28, 2017, the Company has incurred a net loss of approximately $3,498 which resulted in a net operating loss for income tax purposes. NOLs begin expiring in 2037. The loss results in a deferred tax asset of approximately $1,224 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

Note 6 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of February 28, 2017.

Note 7 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of February 28, 2017.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 8,000,000 shares of common stock issued and outstanding as of February 28, 2017.

On January 30, 2017 the Company issued 8,000,000 founder’s shares of restricted common stock valued at $800 at par value ($.0001) to our sole officer and director, Mr. Thomas DeNunzio, in exchange for the development of the business plan for the Company.

The Company did not have any potentially dilutive instruments as of February 28, 2017 and, thus, anti-dilution issues are not applicable.

Additional paid-in capital

During the period ended February 28, 2017 our sole officer and director paid expenses on behalf of the Company totaling $1,948. These expenses are considered contributions to the Company and consisted primarily of professional fees.

Note 8 – Related-Party Transactions

Equity

On January 30, 2017 the Company issued 8,000,000 founder’s shares of restricted common stock valued at $800 at par value ($.0001) to our sole officer and director, Mr. Thomas DeNunzio, in exchange for the development of the business plan for the Company.

Additional paid-in capital

During the period ended February 28, 2017 our sole officer and director paid expenses on behalf of the Company totaling $1,948. These expenses are considered contributions to the Company and consisted primarily of professional fees.

Note 9 – Subsequent Events

Management has evaluated subsequent events through March 30, 2017. Based on our evaluation no events have occurred requiring adjustment or disclosure.

-F8-

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Precise Acquisition, Inc. in connection with the sale of the common stock being registered. Precise Acquisition, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Mr. DeNunzio will pay any expenses not covered by the amounts raised in the offering or which cannot be released until after the offering is completed. Thomas DeNunzio is the source of the funds for the costs of the offering. Mr. DeNunzio has no agreement in writing to pay the expenses of this offering on behalf of Precise Acquisition, Inc. and thus, such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$450.00
Audit and Review Fees	$3,000.00
Escrow Agent Fees	$3,500
Registration Fee	$11.59

Total	$6,556.59

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Precise Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Under the General Corporation Law of the State of Delaware, or DGCL Section, a corporation is required to indemnify both the current and former directors or officers of the corporation against expenses actually and reasonably incurred if the particular current or former director or officer seeking indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that such person was a director or officer of the corporation. In addition, a corporation may indemnify its current or former directors or officers against (i) judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees, in the case of a third-party action, and (ii) expenses, including attorneys’ fees (but not amounts paid in settlement or judgments), in the case of an action by the corporation or a derivative action brought by a stockholder, in each case incurred in any actual or threatened litigation brought by reason of the fact that such person was serving in one of the previously mentioned capacities. In order for an individual to qualify for what is generally referred to as “permissive indemnification,” an appropriate body, such as the board’s disinterested directors, must determine that such individual has met the requisite standard of conduct.

However, the weakness of indemnification, whether required or permitted by statute, is that the current or former director or officer must either prevail in the action or have met the requisite standard of conduct. This means that the director or officer must fund a defense to reach the required result. In recognition of this, the DGCL permits a corporation to advance the expenses incurred by a current or former director or officer in defending third-party or derivative actions without regard to a standard of conduct. As a condition precedent to the advancement of expenses, a corporation is required to obtain from a director or officer to whom expenses are advanced an undertaking to repay any amounts advanced in the event that it is later determined that such person is not entitled to indemnification.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three (3) years, Precise Acquisition, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On February 28, 2017, Thomas DeNunzio, our sole officer and director was issued 8,000,000 restricted shares of our common stock at par value and totaling $800 in exchange for services provided.

At the time of the issuance, Thomas DeNunzio was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Precise Acquisition, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. Precise Acquisition, Inc. believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Thomas DeNunzio is an executive officer of Precise Acquisition, Inc. and thus had fair access to all material information about Precise Acquisition, Inc. before investing;

•	There was no general advertising or solicitation; and,

•	The shares bear a restrictive transfer legend.

All shares issued to Thomas DeNunzio were at a price per share of $0.0001 which is also the par value.

The price of the common stock issued to him was arbitrarily determined and bore no relationship to any objective criterion of value.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws adopted on January 30, 2017

5.1	Legal Opinion Letter

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Subscription Escrow Agreement

99.2	Sample Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

[Balance of this Page Intentionally Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Cranston, RI on May 2, 2017.

Precise Acquisition, Inc.
(Registrant)

By:	/s/ Thomas DeNunzio
Thomas DeNunzio, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas DeNunzio	President, Secretary and Director	May 2, 2017
Thomas DeNunzio	Chief Executive Officer

/s/ Thomas DeNunzio	Treasurer	May 2, 2017
Thomas DeNunzio	Chief Financial Officer

/s/ Thomas DeNunzio	Controlling Shareholder	May 2, 2017
Thomas DeNunzio	Principal Accounting Officer